UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015 (July 9, 2015)

GLOBEIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35642	84-1353925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Infinite Drive Louisville, CO	80027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 9, 2015, the Company held its 2015 Annual Meeting of the Stockholders (the “2015 Annual Meeting”) for the following purposes:

•	to elect five nominees for director, each to serve until the 2016 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier death, resignation or removal; and

•	to ratify the selection by the Audit Committee of the Board of Directors of the Company of EKS&H LLLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

At the 2015 Annual Meeting, each of Timothy C. Rodell, M.D., J. William Freytag, Ph.D., Augustine J. Lawlor, Dan J. Mitchell and S. Edward Torres was re-elected as a director of the Company. The stockholders of the Company ratified the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015. The final voting results on each of the matters submitted to a vote of stockholders at the 2015 Annual Meeting are as follows:

	For	Withheld	Broker Non-Votes
1. Election of Directors
Timothy C. Rodell, M.D.	2,146,331	4,502	1,139,263
J. William Freytag, Ph.D.	2,146,331	4,502	1,139,263
Augustine J. Lawlor	2,146,325	4,508	1,139,263
Dan J. Mitchell	2,146,331	4,502	1,139,263
S. Edward Torres	2,146,325	4,508	1,139,263

	For	Against	Abstentions	Broker Non-Votes
2. Ratification of EKS&H LLLP as independent registered public accounting firm for 2015	3,266,633	23,413	50	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBEIMMUNE, INC.
Date: July 13, 2015
	By:	/s/ Timothy C. Rodell
Timothy C. Rodell Chief Executive Officer and President